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                                                                      EXHIBIT 11

                                  GenCorp Inc.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
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                                                                         Unaudited
                                                                    Three Months Ended
                                                            -------------------------------
                                                            February 28,       February 29,
                                                                1997             1996
                                                            ---------------   -------------

Earnings (Dollars in Millions)
--------
Net Income (Loss) for Primary
    Earnings Per Share                                       $  11.1             $(11.7)

Tax Affected Interest Expense
    Applicable to 8% Convertible
    Subordinated Debentures                                      1.4                1.4
                                                             -------             ------

Net Income (Loss) for Fully Diluted
    Earnings Per Share                                       $  12.5             $(10.3)
                                                             =======             ======


Shares (In Thousands)
------
Weighted Average Number of
    Common Shares Outstanding
    for Primary Earnings Per Share (see Note B)               34,230             33,670

Additional Shares Issuable Under Stock Options
    for Fully Diluted Earnings Per Share                           5                 --

Assuming Conversion of 8%
    Convertible Subordinated
    Debentures                                                 7,158              7,158
                                                             -------           --------

Weighted Average Number of
    Common Shares Outstanding
    for Fully Diluted Earnings Per Share                      41,393             40,828
                                                             =======            =======


Earnings Per Share
------------------
Primary:                                                     $   .32            $  (.35)
                                                             =======            =======

Fully Diluted:                                               $   .30            $  (.35)
                                                             =======            =======
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